Exhibit 99.1

FOR IMMEDIATE RELEASE

Camelot Retains Financial Advisors

Companies to Serve as Investment Banking Advisors

IRVINE, CA, August 19, 2009 — Camelot Entertainment Group, Inc. (OTC BB: CMGR) (“Camelot”) announced today that it has retained Holmes Hollister & Co. and Somerset Group LLC as financial advisors to assist the Company with evaluating potential acquisitions. Holmes Hollister & Co., with offices in Cleveland and New York, and Somerset Group, based in Boston, will be assisting Camelot in acquisition, financing, real estate and expansion strategies.

About Camelot Entertainment Group, Inc.: Camelot Entertainment Group, Inc. is a US publicly- traded company (symbol "CMGR") with three major divisions: Camelot Film Group, Camelot Studio Group and Camelot Production Services Group. For information about Camelot Entertainment Group, Inc., please visit the Company's web site at www.camelotfilms.com.

NOTES ABOUT FORWARD-LOOKING STATEMENTS

Except for any historical information contained herein, the matters discussed in this press release contain forward-looking statements that involve risks and uncertainties, including those described in the Company's Securities and Exchange Commission Reports and Filings.

Certain Statements contained in this release that are not historical facts constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created by that Act. Reliance should not be placed on forward looking statements because they involve unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied. Forward looking statements may be identified by words such as estimates, anticipates, projects, plans, expects, intends, believes, should and similar expressions and by the context in which they are used. Such statements are based upon current expectations of the Company and speak only as of the date made. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which they are made.

CONTACT:
Camelot Entertainment Group
Adam Reznikoff
(518) 309-6629
stockholders@camelotfilms.com